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                                                                     EXHIBIT 3.2

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                                PODS EQUITY, INC.

         The undersigned corporation, in accordance with the Florida Business Corporation Act and its Bylaws, hereby adopts the following Articles of
Amendment:

         1. The name of the Corporation is PODS Equity, INC

         2. Article I of this Corporation's Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

                                   ARTICLE I.

                                      NAME


         "The name of this Corporation is:  PODS, INC."

         3. Article IV of this Corporation's Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

                                   ARTICLE IV.

                                  CAPITAL STOCK

                  "This corporation shall be authorized to issue One Hundred Million (100,000,000) shares of $.0001 par value common stock."

         4. Article VII of this Corporation's Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

                                  ARTICLE VII.

                           INITIAL BOARD OF DIRECTORS

                  "This corporation shall have three (3) directors initially. The number of directors may be either increased or decreased from time to time as provided in the Bylaws, but shall never be less than one
         (1). The names and addresses of the initial directors of this corporation are as follows:

Peter S. Warhurst                                 C. William Ash
12200 34th Street North                           12200 34th Street North
Suite D                                           Suite D
Clearwater, FL 33762                              Clearwater, FL 33762


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         W. Roy Courtney
         12200 34TH Street North
         Suite D
         Clearwater, FL 33762"

         5. The foregoing Articles of Amendment have been prepared and executed
on September       , 1999, by the Incorporator named in the Articles of
Incorporation of the Corporation before the issuance of any shares of stock and before the organizational meeting of the Board of Directors pursuant to Section 607.1005, Florida Statutes.

         IN WITNESS WHEREOF, the Incorporator has executed and signed these Articles of Amendment on behalf of the Corporation this ___ day of September, 1999.

                                                   PODS EQUITY, INC.
                                                   a Florida corporation

                                                   By:
                                                      --------------------------
                                                      Susan W. Carlson
                                                      Incorporator

(CORPORATE SEAL)